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HENNESSY CAPITAL ACQUISITION CORP. II

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On December 23, 2016, Hennessy Capital Acquisition Corp. II (the “Company”) held a previously announced joint conference call with Daseke, Inc. (“Daseke”) with respect to their proposed business combination contemplated by that certain Agreement and Plan of Merger, dated as of December 22, 2016, by and among the Company, Daseke, HCAC Merger Sub, Inc. and Don R. Daseke, solely in his capacity as the Stockholder Representative thereunder. Below are (i) a transcript of such joint conference call and (ii) the related investor presentation dated December 2016 discussed during such joint conference call, which are being filed herewith pursuant to Rule 14a-12.

Hennessy Capital Acquisition Corp. II / Daseke, Inc. Merger Conference Call
December 23, 2016

Corporate Speakers:

  Dan Hennessy; Hennessy Capital Acquisition Corp II; Chairman, CEO
  Don Daseke; Daseke, Inc.; Chairman, President, CEO
  Scott Wheeler; Daseke, Inc.; EVP, CFO

PRESENTATION

Operator: Welcome to today’s conference call to discuss the merger of Hennessy Capital Acquisition Corp. II and Daseke, Inc.

Today’s call is being recorded.

Presenters on today’s call will be Dan Hennessy, Chairman and CEO of Hennessy Capital, Don Daseke, Chairman, President, and CEO of Daseke, and Scott Wheeler, Executive Vice President and CFO of Daseke. All participants have been placed in a listen-only mode to prevent any background noise.

Please note that there will be no question-and-answer session on today’s call.

At this time, I will turn the call over to Mr. Dan Hennessy for opening remarks.

Please go ahead, sir.

Dan Hennessy: Thank you and good morning. I’m Dan Hennessy and I serve as Chairman and CEO of Hennessy Capital Acquisition Corp II. Thank you for joining us to learn more about our planned business combination with Daseke, Inc.

This presentation today includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of HCAC, Daseke, and the combined company after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations and projections. I encourage you to read the press release issued yesterday and our filings with the SEC for a discussion of the risks that can affect our business and the business of the combined company after completion of the proposed business combination.

During the call, there will also be a discussion of some items that do not conform to US generally accepted accounting principles, or GAAP, including adjusted EBITDA and free cash flow. Please see a reconciliation of items to the most comparable GAAP measures in the appendix to our investor presentation.

Turning now to slide 2. Joining me from the Company are Don Daseke, Founder, President and CEO; and Scott Wheeler, Executive Vice President and CFO, whom I will introduce shortly.

Today I will cover some important background details regarding our proposed transaction and review our investment thesis and value creation plan. First, let’s review how we arrived here and why Daseke. We completed our HCAC2 IPO in late July of last year and raised approximately $200 million. We are second time SPAC issuers, having successfully completed our first SPAC business combination in 2015 with Bluebird Corporation, the leading independent designer and manufacturer of school buses and owned, at the time, by Cerberus Capital Management. We are proud to report that Bluebird is one of the most successful, best performing SPAC business combinations of the last five years with the stock price having increased over 65% since consummation of the transaction.

Beginning in August of last year, our team sourced and evaluated over 140 distinct opportunities across the industrial landscape, including manufacturing, distribution and services companies. In September of this year, we were approached by the industrial team at Stifel to explore the possibility of a SPAC solution for Daseke as a vehicle to become a publicly-traded company and to provide access to capital to accelerate the Company’s proven strategy to consolidate the highly fragmented open deck freight sector. After meeting with Don and Scott and delving into the consolidation opportunity and Daseke’s value proposition, it was clear to our team that a business combination between HCAC and Daseke had the potential to deliver enormous growth and value to our investors. Importantly, Daseke represents a target that is entirely consistent with our industrial growth investment strategy, which we articulated to HCAC 2 investors at the time of our IPO.

Let’s turn to the executive summary shown on page 3. We signed our definitive merger agreement yesterday, December 22, with an implied enterprise value of just over $700 million, or seven times 2017 projected adjusted EBITDA of approximately $100 million. Management is expected to own about 50% of the new public company at close, and we expect the merger to close in Q1, at which time Daseke will be listed on NASDAQ under the ticker DSKE.

As Don and Scott will describe, we intend to double the size of the business to over $200 million of adjusted EBITDA within three years through continuation of the Daseke team’s proven add-on acquisition strategy. And as I will show in a minute, we expect to have the financial capacity needed to immediately execute on the high priority acquisitions in the Company’s pipeline.

With regard to governance, we will have in place an accomplished board cohort led by Don Daseke, our Chairman, along with Scott Wheeler, myself, Kevin Charlton, and three independent directors with substantial operating and public company experience who are also current members of Daseke’s board. Our board will provide strategic oversight to the management team and is fully supportive and aligned with all facets of management’s growth plans.

On page 4, we show additional detail on the estimated sources and uses, pro forma ownership and capitalization. Key points are as follows; we have raised $100 million of committed equity capital, which is sufficient for us to close on the proposed business combination. Net proceeds from the trust after redemptions and expenses will be incremental and additive and provide additional wherewithal to support the Company’s consolidation strategy.

We have arranged $420 million in committed debt financing comprised of a $250 million term loan and $100 million delayed draw term loan led by our financing partners at CS and UBS, and a $70 million asset-based revolver led by PNC, which we expect will be undrawn at closing. The takeaway here is that we have a patient, long term debt structure and substantial borrowing capacity to immediately act on the near term, high-priority acquisitions identified by management. Pro-forma ownership shows the approximate 75/25 split between existing Daseke shareholders and existing HCAC shareholders. Again, Daseke’s management team is expected to own about 50% of the Company, and there are no selling management stockholders.

All of this translates to a market capitalization of about $350 million and a pro-forma enterprise value of approximately $700 million, inclusive of all transaction expenses and founder shares.

At this point I’d like to remind you that all of the underlying details of the planned merger can be found in our preliminary proxy statement, which is on file with the SEC. For those of you who are new to SPACs, our advisors at Stifel would be happy to assist you in better understanding SPAC mechanics.

Turning now to our investment thesis and value creation plan on page 5 is what truly excites us. Daseke is a scalable platform operating in a highly fragmented market populated by sub-scale competitors and led by an exceptional, proven management team. We extensively diligenced Daseke to validate our assumptions with respect to the core business and the consolidation opportunity and including assessments of human capital, performance improvement, strategic growth, and IPO readiness. We are pleased to report that the Company met or exceeded all of our expectations and criteria. We believe our due diligence process to be a best in class undertaking developed over our team’s 25 plus year track record in private equity investing.

So what you will hear today from Don and Scott is that the flatbed, open deck sector of the freight market is ripe for consolidation; you’ll see that scale matters and offers huge advantages and you will learn about impending safety regulations that will transform the competitive landscape.

Finally, we will review Daseke’s proven acquisition model of identifying and acquiring not for sale companies – a truly proprietary and actionable pipeline that we believe will allow us to double the Company’s adjusted EBITDA within the next three years. I have met with all of the Daseke OPCO presidents and CEOs, and it absolutely is the case that Daseke is the acquirer of choice for owner-entrepreneurs who want to consolidate and grow with the industry leader.

Thank you. Now it is my privilege to introduce Don Daseke and Scott Wheeler.

Don Daseke: Thank you, Dan. We are very excited about this terrific merger. Good morning. I am Don Daseke. I’m proud to be the President, CEO and Chairman of Daseke, Inc. We appreciate each of you for joining the call today to learn more about our merger with Hennessy.

I am an accidental trucker, but I am a serial entrepreneur. I founded Daseke with the purchase of Smokey Point Distributing. I made that purchase in large part because they were successful and focused on their niche, open deck trucking. More importantly, I believed in their outstanding people. My philosophy is to invest in people. People make the difference. Our first year of operations was 2009. Our revenues were $30 million.

I realized then that there was no flatbed or specialized carrier with a national footprint. I also realized that there was no public flatbed or specialized carrier with a national footprint. I also realized that there was no public flatbed or specialized carrier. I then had a vision for Daseke; it was just an idea.

My idea was to identify the best open deck companies and, together, build North America’s premier open deck carrier. We now have nine operating companies with revenues of $679 million in 2015. Our oldest company was started in 1928. On average, our companies are 55 years old. Many of our companies are still led by the second and third generations of the founders. The legacy is very important to us. The presidents of these operating companies on average have been with their companies for 28 years. This again is why I say people make the difference. Our merger with Hennessey and becoming a public company will allow us to do the following; first, add more outstanding companies to the Dasekef family as we continue to build the premier open deck trucking company in North America.

Secondly, provide stock ownership plans for all of our employees. Third, invest in our world class operating companies to support growth and to ensure that we have one of the most modern, efficient, and famous fleets in the industry. This is another step in our journey as we build North America’s premier open deck transportation company.

I now want to introduce my right hand, Daseke’s Executive Vice President, CFO, and a member of the Daseke Board of Directors, Scott Wheeler.

Scott Wheeler: Thank you, Don. On page 7, I would like to begin with defining what we mean by open deck. Daseke moves high value, cumbersome, heavy, time sensitive freight on open deck trailers on behalf of major industrial producers in North America. In the simplest description this refers to freight you can see on the back of a truck. We refer to this as open deck. We have two open deck segments in our business; flatbed and specialized. Flatbed refers to a traditional flat trailer. Specialized refers to open deck trailers with diverse configurations that range from being stair-stepped to trailers that can handle wind turbine blades.

We do not deal in commodity dry van or refrigerated hauling of consumer goods. The open deck market is a huge $130 billion market and a market where scale matters, and a market that has macro economic factors that will cause a very positive pricing atmosphere for carriers.

On slide 8, you will see that economists show the open deck market has natural growth predicted over the near term coming years of approximately 9% annually, but also one where the vast majority of carriers are sub scale. Larger open deck carriers are rare and therefore have the competitive advantage of scale. There are less than 30 North American companies that operate over 1,000 tractors. Daseke operates 3,000 tractors, clearly making Daseke the largest pure play open deck carrier in the market.

On page 9, we show that we believe that this is a market that can benefit greatly from increased scale. Not only the obvious cost savings from aggregated purchasing, but also from things like the ability to obtain the $100 million in liability insurance that we carry. This level of protection is not affordable for carriers without scale. This level of insurance is important to both Daseke and large shippers. This tool insulates us all from lawsuits, is a market differentiator, and makes Daseke a more attractive carrier for shippers. Stronger capitalization provides a greater ability to excel in a business environment with increasing levels of regulatory requirements. These competitive advantages are also very attractive to prospective operators interested in joining Daseke.

On page 10, new regulations are coming that are forecasted to have a powerful effect in reducing capacity of trucks, the most significant of which is electronic logging devices, required to be implemented by December 2017. There are only so many hours per day or week that drivers are allowed to drive under federal regulations. Currently, the vast majority of drivers keep a record of their hours via a paper log. That allows for a certain leeway from the actual hours driven. The implementation of electronic logs is believed to more accurately record the hours driven versus a driver’s written record. Electronic logs are expected to reduce the actual hours driven by 3%, reflected in this chart on the lower left hand side of the page.

Daseke is in nearly full compliance with the new regulation, and hence will not have the future capacity reduction that will come from making this transition. This comes at a time when, as we saw before, that there is also predicted be a strong increase in industrial production and demand for open deck carrier services. The net effects of the convergence of these events is a predicted strong growth in rates starting in 2017 as you can see in the hockey stick style chart on the right-hand side. There may be an even stronger effect in open deck where it is believed that there is an even lower use of electronic logs today compared to the overall market.

On slide 11, we have established that the open deck market is ripe for consolidation. Now we now want to address why Daseke is the right company to consolidate this market. On the left-hand side, we show that we established the platform, the breadth and the depth to launch this consolidation. Furthermore, on the right-hand side of the page, we demonstrate that we have the proven track record of acquiring and integrating significant open deck companies.

Turning to page 12, the next point would be that if Daseke is the right company to lead this industry, who is leading the Company? You have heard from Don Daseke and myself, but I would like to point out that we also have a strong board of directors and a very deep leadership team at the operating divisions. Our operating division presidents have an average of 28 years’ experience at their company, not just in business. On average, they are 52 years old and anxious to help us build Daseke’s future.

Turning to page 13, we have a demonstrated proven record of acquisitions that have taken Daseke from $6 million of adjusted EBITDA in our first year of operations, 2009, to an estimated $89 million of adjusted EBITDA in 2016. This is a compound annual growth rate of 47%.

Turning to page 14, Daseke has a unique approach of acquiring companies. We specifically approach top tier companies that are not for sale. We are focused on quality, not companies that need a great deal of improvement. Our overall package of values has allowed us to be able to acquire these companies with average multiples of 4.9 times the trailing 12 months’ adjusted EBITDA. Equally as important, the appraised value of the assets, on average, has equaled 81% of the purchase price.

We are focused on companies of quality, superior and strategic customer relationships; a strong management team willing to commit to the longer term, strong safety records and a tight cultural fit. Once these companies are acquired, we centralize the functions that add value from scale and leave local that which is best served by hands-on management.

Turning to page 15, we currently have a very strong and actionable pipeline of acquisition targets with a total of 24 companies currently under NDA. When we acquire, we often have the choice of which companies to close at which times. Therefore, we will often prioritize certain aspects such as strategic customer relationships, additive capabilities, industry verticals, and attractive geographies. This pipeline of acquisitions should allow the Daseke to double its adjusted EBITDA within three years after the merger.

Turning to page 16, we do not merely acquire companies but have a track record of improving operating results as well. On average, our acquired companies have grown adjusted EBITDA an estimated 20% within 24 months post acquisition. We do not achieve these improvements via any single formula but a variety of approaches depending upon that specific situation including strategies such as; improving rates via visibility to other operating companies’ price structures and strategies, extending our relationships with existing customers from one operating division to other operating divisions, consolidated purchasing in areas such as diesel fuel, tires, insurance, etc. We also find significant value due to the sharing best practices and detailed benchmarking of the different operating divisions.

Turning to slide 17, we also have very well established, long standing relationships with blue chip industrial producers. As part of our focus on continuing to diversify our revenue streams, our top 10 customers account for only 36% of our revenues. Importantly, these are direct relationships and only approximately 5% of our revenues come through a non-direct relationship. We average servicing over 4,500 customers in a given year.

On page 18, as you can see on this slide, we have a very well diversified revenue base across multiple industry verticals representing many of the country’s leading industrial producers. Likewise, on page 19, we also have a nationwide footprint of operations and capabilities concentrated in the areas of significant industrial production. We do see opportunities for further geographic expansion, further filling in our service offerings and thus increasing our competitive advantage.

Turning to slide 20, most trucking and logistics firms are either, A, predominantly asset-heavy, or B, asset light; Asset heavy meaning that the preponderance of their revenue is generated utilizing a company driver and a company owned tractor. Asset light meaning that the revenue is generated utilizing a tractor owned and operated by someone else; either an owner operator or via a third party that the freight is brokered to. Asset heavy operations produce higher margins per dollar of revenue but also carry certain capital expenditure requirements. Asset light operations produce much lower margins per dollar of revenue, but also do not have the same level of capital expenditures or fixed cost.

We feel very comfortable that our mix of 66% asset heavy and 34% asset light revenue streams provide a superior operating model for our company and our customers. With the asset heavy operations, we can provide much higher levels and certainty of service, and with the added capability of asset light operations, we are able to ensure to our customers that we can handle almost all of their needs, whether the freight travels on our equipment or someone else’s, with Daseke taking responsibility for the entire process.

The asset light capability allows Daseke to flex up quickly in period of high demand without significant outlays for capital expenditures and also flex down in periods of lower freight demand without the overhang of significant fixed costs. This percentage mix will fluctuate over time with market demands and acquisition composition, but we feel very comfortable that an asset light operating model is optimal for Daseke.

Turning to page 21, this slide is a simplification of several macro and operating factors that affected 2016 and how they compare to what is anticipated in 2017. In 2016, we did not complete any acquisitions. There was an over supply of trucking capacity supported in large part by low diesel prices coupled with a year of low industrial output, lower fuel prices led to lower fuel surcharge revenue, and no new governmental regulations that led to constricting capacity were instituted in 2016. We did, however, continue to gain advantages from internal best practices and benchmarking, dissemination and communications coupled with increasing operating synergies.

In 2017, we expect all of these factors to be favorable including acquisitions facilitated by the equity infusion coming through the merger with Hennessey Capital Acquisition Corporation II plus the new debt facilities which we believe give us the ability to reach our 2017 adjusted EBITDA target, reduced trucking capacity coupled with increased industrial output, and the significant factor of capacity reduction in the market as larger shippers start to prepare for the electronic logging device mandate.

On slide 22, Earlier in the presentation we have shown our strong revenue and adjusted EBITDA growth, but we are also positioned to produce solid free cash flow. In 2014 and 2015 we invested significantly in upgrading our fleet of tractors. Therefore, our capital expenditures are in a very enviable position. The average age of our tractor fleet is approximately two years old, which is extremely young compared to industry average.

I will now turn the presentation back over to Dan Hennessy.

Dan Hennessy: Thank you, Scott. On page 23, having met or spoken with hundreds of investors since we launched our SPAC franchise several years ago, I can say that alignment between management and our stockholders is a paramount consideration and a critical success factor for a SPAC business combination. Together with Don Daseke, we have addressed this concern through our lock-up arrangements, as shown here.

Further, on slide 24, we have devised a creative earn-out incentive with the Daseke team, which provides for the opportunity to earn up to 15 million additional shares, payable in three equal tranches over the next three years. Using 2017 as an example, the Company must achieve an adjusted run rate EBITDA, including acquisitions, of $140 million, and a $12 per share stock price for 20 out of 30 consecutive trading days, in order for management to earn the 5 million share award, and so on for 2018 and 2019. Please refer to the preliminary proxy for additional details on this program.

The last slide we will address today is the public company peer benchmarking analysis, shown on slide 25. As you heard earlier, Daseke’s revenue model is comprised of a mix of asset based and asset light freight services, so we blended the two comp sets to replicate our mix of revenues and arrived at the asset right multiples shown in the green box on both a trailing and forward basis. The Daseke IPO valuation multiple is shown in the purple box on a trailing and forward basis. The 2017 Daseke IPO valuation multiple of 7 times is a full two turns below the asset right blended comp set and does not assume any acquisitions, just our base case adjusted EBITDA projection of $100 million.

For those of you who would like to better understand how Daseke fits into the pantheon of publicly traded freight and logistics companies, I urge you to talk with John Larkin at Stifel. John knows Don Daseke and has been following the Company almost since inception and can assist you in your evaluation of the Daseke value proposition relative to the peers. In the attached appendix you will find a summary of the senior debt financing term sheet and a reconciliation of net income to adjusted EBITDA and free cash flow, both of which are non-GAAP financial measures.

So, in summary, our proposed merger with the world-class Daseke team of teams represents an unparalleled combination of strategic and financial capabilities and resources that we believe will allow us to double Daseke’s adjusted EBITDA within three years, and thereby deliver value to all stockholders.

I want to thank you again for joining us today to learn more about Daseke. Please do not hesitate to contact us with any questions you may have regarding our proposed transaction. This concludes our presentation.

Operator: Ladies and gentlemen, thank you for participating in today’s conference. This does conclude the program, and you may all disconnect. Have a great day, everyone.

Investor Presentation Hennessy Capital Acquisition Corp. II Anticipated Merger with Daseke, Inc. December 2016

1 Confidentiality The information in this presentation is highly confidential . The distribution of this presentation by an authorized recipient to any other person is unauthorized . Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited . The recipient of this presentation shall keep this presentation and its contents confidential, shall not use this presentation and its contents for any purpose other than as expressly authorized by Hennessy Capital Acquisition Corp . II (“HCAC”) and Daseke, Inc . (“Daseke”) and shall be required to return or destroy all copies of this presentation or portions thereof in its possession promptly following request for the return or destruction of such copies . By accepting delivery of this presentation, the recipient is deemed to agree to the foregoing confidentiality requirements . Use of Projections This presentation contains, and the proxy statement referred to below will contain, financial forecasts with respect to Daseke’s projected revenues, Adjusted EBITDA, and net capital expenditures for Daseke’s fiscal 2016 and 2017 . Neither HCAC’s independent auditors, nor the independent registered public accounting firm of Daseke, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation and their anticipated inclusion in the proxy statement referred to below, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation or the proxy statement . These projections should not be relied upon as being necessarily indicative of future results . The proxy statement referred to below will contain a full description of the limitations associated with these forecasts . In this presentation, certain of the above - mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Accordingly, there can be no assurance that the prospective results are indicative of the future performance of HCAC, Daseke, or the combined company after completion of the proposed business combination, or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . Forward Looking Statements This presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 . Forward looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters . Such forward looking statements include projected financial information . Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of HCAC, Daseke and the combined company after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties . A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements . These factors include, but are not limited to : (1) the failure of the parties to consummate the transactions contemplated by the merger agreement relating to the proposed business combination (the “Merger Agreement”), including as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement ; (2) the outcome of any legal proceedings that may be instituted against Daseke or HCAC arising from the announcement of the proposed business combination and transactions contemplated thereby ; (3) the inability to complete the transactions contemplated by the proposed business combination due to the failure to obtain approval of the stockholders of HCAC, or the failure to satisfy other conditions to closing in the Merger Agreement ; (4) the ability of the combined company to meet the Nasdaq Capital Market’s listing standards, including having the requisite number of stockholders ; (5) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein ; (6) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably ; (7) costs related to the business combination ; (8) changes in applicable laws or regulations ; (9) the possibility that Daseke or HCAC may be adversely affected by other economic, business, and/or competitive factors ; and (10) other risks and uncertainties that will be indicated from time to time in the proxy statement referred to below, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) and delivered to HCAC's stockholders . You are cautioned not to place undue reliance upon any forward - looking statements, which speak only as of the date made . HCAC and Daseke undertake no commitment to update or revise the forward - looking statements, whether as a result of new information, future events or otherwise . In most instances, where third party sources are identified in this presentation, the information has been derived by Daseke management from the source data . Use of Non - GAAP Financial Measures This presentation includes non - GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow . Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income taxes, (iv) acquisition - related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) non - cash impairments, (vi) losses (gains) on sales of defective revenue equipment out of the normal replacement cycle, (vii) impairments related to defective revenue equipment sold out of the normal replacement cycle, (viii) initial public offering - related expenses (which offering Daseke is no longer pursuing as a result of the proposed business combination), and (ix) expenses related to the business combination and related transactions . Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenues . Free Cash Flow is defined as Adjusted EBITDA less net capital expenditures (capital expenditures less proceeds from equipment sales) . You can find the reconciliation of these measures to the nearest comparable GAAP measures elsewhere in this presentation . Except as otherwise noted, all references herein to full - year periods refer to Daseke’s fiscal year, which ends on December 31 . Daseke believes that these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Daseke’s financial condition and results of operations . Daseke’s management uses these non - GAAP measures to compare Daseke’s performance to that of prior periods for trend analyses and for budgeting and planning purposes . Daseke believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends . Management of Daseke does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . We have not reconciled the non - GAAP forward looking information to their corresponding GAAP measures because we do not provide guidance for the various reconciling items such as provision for income taxes and depreciation and amortization, as certain items that impact these measures are out of our control or cannot be reasonably predicted without unreasonable efforts . You should review Daseke’s audited financial statements, which will be included in HCAC’s filings with the SEC, including the proxy statement to be delivered to HCAC’s stockholders, and not rely on any single financial measure to evaluate Daseke’s business . Other companies may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and other non - GAAP measures differently, and therefore Daseke’s Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow and other non - GAAP measures may not be directly comparable to similarly titled measures of other companies . Additional Information The proposed business combination will be submitted to stockholders of HCAC for their consideration . Stockholders are urged to read the proxy statement and any other relevant documents that will be filed with the SEC by HCAC when they become available because they will contain important information about HCAC, Daseke and the proposed business combination . Stockholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about HCAC, Daseke and the proposed business combination, without charge, at the SEC’s website located at www . sec . gov or by directing a request to Nicholas Petruska, Chief Financial Officer, 700 Louisiana Street, Suite 900 , Houston, Texas 77002 , (713) 300 - 8242 . Participants in the Solicitation HCAC and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from HCAC’s stockholders in respect of the proposed business combination and the other matters set forth in the definitive proxy statement . Information regarding HCAC’s directors and executive officers is available under the heading “Directors, Executive Officers and Corporate Governance” in its definitive proxy statement for its 2016 Annual Meeting of Stockholders dated November 22 , 2016 filed with the SEC on November 22 , 2016 . Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed business combination when it becomes available . Important Disclaimers

2 Daniel Hennessy Chairman & CEO Kevin Charlton President, COO, & Director  40 + years investing in U.S. industrial businesses  Brought Blue Bird Corporation public in 2015; share price up 66% in less than two years (1)  Expected to be actively involved on the Board of Daseke post - merger Leading Investment & Consolidation Team Don Daseke Chairman, President, & CEO Scott Wheeler Executive Vice President & CFO  “We Invest in People” Vision  Proven consolidation track record  Unique market opportunity (1) As of December 21, 2016.

3 Executive Summary Transaction Overview  Hennessy Capital Acquisition Corp. II (“HCAC”) is expected to merge with Daseke, Inc. (“Daseke” or the “Company”) – HCAC stockholders are expected to own ~26% of the combined company; (1) – Daseke management not selling any stock and is expected to own ~50% of the public entity at close (2)  Daseke is one of the fastest - growing U.S. trucking companies, (3) having acquired and integrated nine companies since 2008  Daseke is the largest owner of open deck equipment (4) and second largest provider (5) of open deck transportation and logistics solutions in North America  Transaction announced o n December 22, 2016 and is anticipated to close in Q1 2017  Post merger, Daseke expected to be listed on NASDAQ under the ticker DSKE Consideration  Transaction implies enterprise value of $702 million (1) – 7.9x FY 2016E Adjusted EBITDA of $89 million (8) – 7.0x FY 2017E Adjusted EBITDA of $100 million (8) Management & Board  Don Daseke, Chairman, President and CEO of Daseke, and other members of the Daseke management team to continue to run the business  Daniel Hennessy and Kevin Charlton to join the Board of Directors of Daseke Transaction Rationale  Daseke is merging with HCAC to access more efficient capital and provide currency for its consolidation strategy  Management has an identified near - term pipeline of potential acquisition targets representing in the aggregate $643 million in revenue and $100 million in Adjusted EBITDA that would double the size of the existing business in three years (6) (7)  All capital committed as of transaction announcement to complete anticipated 2017 acquisitions (7) (1) Please reference Slide 4 for additional details . (2) Does not give effect to the payout of 15 million potential earnout shares and assumes no exercise of outstanding warrants and redemptions of ~67% of outstanding HCAC public shares. (3) Of the largest 50 U.S. trucking companies in 2015, according to Journal of Commerce, April 2016. (4) CCJ Top 250, September 2016. (5) Measured by revenue, according to Transport Topics 2016 Top 100 For - Hire Carriers. (6) Based on latest available financials for 12 - month period provided by potential acquisition targets. (7) Any acquisitions will be dependent on, among other things, due diligence results and Daseke may not complete any acquisitions in its pipeline . (8) Represents midpoint of 2016E and 2017E Adjusted EBITDA ranges of $88 - $89 million and $95 - $ 104 million, respectively.

Transaction Overview

Estimated Sources

($ in millions)

Cash from HCAC Trust[1]	$	65
Convertible Preferred		65
New Term Loan		250
Stock Consideration[2]		236
Assumed Daseke Equipment Loans and Real Estate Debt		45
$70 Million ABL Revolver (Undrawn at Close)		-
Existing Daseke Balance Sheet Cash		5
Total Estimated Sources	**$**	**666**

Estimated Uses

($ in millions)

Stock Consideration[2]	$	236
Assumed Daseke Equipment Loans and Real Estate Debt		45
Refinance Existing Daseke Debt		311
Transaction Fees & Expenses (HCAC and Daseke)		30
Cash to Balance Sheet		9
Repurchase of Main Street and Prudential Shares		35
Total Estimated Uses	**$**	**666**

Pro Forma Ownership [3]

(Shares in millions)

	Shares	%
Existing Daseke Stockholders[4]	25.9	*74%*
HCAC Public Stockholders	6.5	*18%*
HCAC Founders	2.7	*8%*
Pro Forma Outstanding Shares	**35.1**	***100%***

Pro Forma Capitalization[3]

($ in millions)

		$	x 2016E Adj. EBITDA
Balance Sheet Cash		9	
New Term Loan		250	2.8x
Assumed Equipment Loans & Real Estate Debt		45	0.5x
Total Debt		295	3.3x
Net Debt[5]		286	3.2x
Market Capitalization	**$**	**351**	
Net Debt		286	
Convertible Preferred (If Not Converted)		65	
Pro Forma Enterprise Value	**$**	**702**	**7.9x**

(1) Based on cash in trust account at September 30, 2016 less $0.1 million withdrawn in October 2016 for taxes and working capital purposes and assumes ~67% redemptions.
(2) Estimated based on Daseke debt and cash as of September 2016. Final amount will be based on Daseke's balance sheet as of the closing date.
(3) Based on estimated 35.1 million pro forma outstanding shares of HCAC common stock, estimated market value of $10.00/share and ~67% redemptions. Pro forma outstanding shares does not give effect to the payout of 15 million potential earnout shares and assumes no exercise of outstanding warrants (35 million warrants to purchase half a share of HCAC common stock at $5.75 or 17.5 million at $11.50 on a share equivalent basis).
(4) Includes approximately 2.3 million founder shares being transferred from the Sponsor to the existing Daseke stockholders at close.
(5) Net Debt is defined as Total Debt less cash.

4

HENNESSY CAPITAL | DASEKE

Investment Highlights

Daseke is merging with HCAC to access more efficient capital and provide currency for its consolidation strategy

Compelling Opportunity

- **Fragmentation:** A highly fragmented $133 billion market expected in 2016[(1)] — 1
- **Scale:** Scaled carriers offer significant advantages over the competition — 2
- **Regulations:** ELDs expected to reduce industry capacity by a net equivalent of ~110k trucks[(1)] — 3

Exceptional Growth

- **Proven Track Record:** Revenue grew from $30 million in 2009 to $655 million in 2016E[(2)] — 4
- **Track Record of Organic Growth:** ~20% organic Adjusted EBITDA growth post acquisition[(3)] — 5
- **Acquisition Pipeline:** $100 million in Adjusted EBITDA, which would double the size of Daseke within 3 years — 6

(1) Source: FTR Associates, Inc. ("FTR").
(2) Represents midpoint of 2016E revenue range of $650-$660 million.
(3) Represents simple average of Adjusted EBITDA growth achieved at the companies acquired by Daseke (other than Smokey Point, for which Adjusted EBITDA with a sufficient level of reliability is not available for the year prior to its acquisition by Daseke) based on the companies' Adjusted EBITDA for the year prior to Daseke's acquisition as compared to the companies' Adjusted EBITDA for the second year following Daseke's acquisition. Growth achieved at Hornady Transportation and Bulldog Hiway Express, which were acquired in 2015, were calculated based on projected Adjusted EBITDA for 2016. Including Smokey Point's Adjusted EBITDA growth from the first year after its acquisition by Daseke to the second year, the growth rate of the acquired companies' Adjusted EBITDA would have been 21.5%.

5

HENNESSY CAPITAL | DASEKE

BUILDING NORTH AMERICA’S PREMIER Open Deck Transportation & Logistics Provider 6 6

7 Why Consolidate The Open Deck Transportation Market Market Overview  Highly fragmented $ 133 b illion market expected in 2016 (1)  Scale matters  Customer demands  Operations  Capital requirements  Regulatory compliance  Capacity restricting r egulations  Electronic logging devices (ELDs)  Speed limiters 1 2 3 What is Open Deck Flatbed Step Deck Over Dimensional Super Heavy Haul RGN High Value Customized Traditional Dry Van Refrigerated Truck (1) Source: FTR.

8 $1,109 $679 $495 $491 $391 $368 $283 $280 $279 $244 Landstar System Mercer Transportation PS Logistics TMC Transportation Anderson Trucking Service Acme Truck Line United Vision Logistics Maverick USA Bennett International Group Highly Fragmented $ 133 Billion Market Largest Pure - Play Open Deck Carrier (2) (1) Source: FTR. (2) Source: Transport Topics 2016 Top 100 For - Hire Carriers. (3) Daseke’s 2015 revenue figure per Company audit . (2015 Revenue, $ in millions) U.S. Open Deck Freight Market (1) ($ in billions) 1 <100 Trucks 51,506 companies 99.2% Open Deck Primarily Served by Sub - Scale Companies (1) 1,000+ Trucks 29 companies <0.1% $121 $133 $174 $0 $40 $80 $120 $160 $200 2013 2016E 2019E + 31% + 10% 100 - 999 Trucks 357 companies 0.7% (3)

9 Scale Matters Operations Capital Requirements Regulatory Compliance Customer Demands ● National customers want to work with national carriers (vendor consolidation ) ● Large insurance liability coverage (unavailable to smaller carriers) ● Customers expect carriers to have sophisticated technology systems ● National sales presence ● More attractive acquirer ● Greater capacity and higher service levels ● Stronger purchasing power ● Small carriers are challenged by personal guarantees and heavy customer concentrations ● More favorable terms for capital ● Access to public markets  Scaled carriers are well - positioned to meet the evolving market demands  Daseke’s ability to leverage its scale provides significant advantages over the competition Advantages of Scale 2 ● Daseke already has strong compliance practices; challenging for those who do not ● Better prepared with capital, people and processes to deal with increasing safety and environmental regulations Operations Regulatory Compliance Capital Requirements Customer Demands

10 ELDs track Hours of Service (HOS) compliance ELDs will be federally mandated as of December 2017 Daseke has integrated ELDs into its national platform Electronic Log Devices (ELDs) December 2017 x 0% 1% 2% 3% 4% ELD-Reduced Capacity Capacity Restricting Regulations 3 Increasing Regulatory Burden; Daseke Already Compliant Speed Limiters Proposal Proposal to equip trucks with devices that limit their speeds on U.S. roadways - 1 MPH = ~67,000 trucks removed from capacity Majority of Daseke’s fleet is already equipped with self imposed speed limiters x 3% of All Capacity Will be Reduced by ELDs by Q1 2018 2017/18 3% capacity = net equivalent of ~110K trucks Sources: FTR, American Trucking Associations. (1) Combination of industry - wide lower utilization and company closures. -2% 0% 2% 4% 6% 8% Truckload Rates Rates Expected to Rise 2017/18 Net of Fuel Surcharge – Y/Y % Change Truckload Rates Forecast (1)

Why Daseke Is the Right Consolidator



DASEKE®

- One of the fastest-growing U.S. trucking companies,[1] having acquired and integrated 9 companies since 2008
- Largest owner of open deck equipment[2] and second largest provider[3] of open deck transportation and logistics solutions in North America
- Open deck fleet of ~3,000 tractors and ~6,000 trailers
- Offers services across the U.S., Canada, and Mexico
- ~3,000 non-union employees
- ~247 million miles driven in 2015[4]
- 40+ terminals
- $100 million liability insurance coverage

Why Daseke

1. **High growth, proven track record of acquisition & integration**
2. Highly accretive acquisition pipeline
3. Track record of organic growth post acquisition
4. Blue chip customer base
5. Well-diversified end-markets
6. Comprehensive North American terminal footprint
7. "Asset Right" operating model

(1) Of the largest 50 U.S. trucking companies in 2015, according to Journal of Commerce, April 2016.
(2) CCJ Top 250, September 2016.
(3) Measured by revenue, according to Transport Topics 2016 Top 100 For-Hire Carriers.
(4) Reflects miles driven by company and owner-operator drivers and is pro forma for the acquisition of Bulldog Hiway Express and Hornady Transportation.

11

HENNESSY | DASEKE

12 Scott Wheeler Executive Vice President and CFO  Joined Daseke in 2012  Former CFO for OneSource Virtual, Inc.  Former Managing Director of VCFO  Former CFO of Malibu Entertainment Worldwide, a publicly - traded location - based entertainment company (AMEX) Don Daseke Chairman, President, and CEO  Founded Daseke in 2008  Founder and Former Chairman and CEO of Walden Residential Properties, a publicly - traded (NYSE) Real Estate Investment Trust  Certified Public Accountant for the Southwest Region Operating Division Presidents have an average of 28 years of experience at their companies 1 High Growth, Pr oven Track Record of Acquisition & Integration Experienced Board of Directors Name Daseke Role Executive Experience Years of Business Experience Don Daseke Chairman Chairman, President and CEO, Daseke Inc. 52 Ron Gafford Independent Director Former CEO, Austin Industries 40 Brian Bonner Independent Director Former CIO, Texas Instruments 35 Scott Wheeler Director EVP and CFO, Daseke Inc. 32 Mark Sinclair (1) Independent Director Partner, Whitley Penn, CPA, CMA 46 Daniel Hennessy (2) Vice Chairman Chairman and CEO, HCAC 35 Kevin Charlton (2) Independent Director President and COO, HCAC 21 (1) Joining the Board effective as of 1/1/2017. (2) Joining the Board at closing of the business combination.

13 $6 $89 2009 2016E High Growth, Pr oven Track Record of Acquisition & Integration (cont.) 1 Revenue Adjusted EBITDA (1) $30 $655 2009 2016E ($ in millions) ($ in millions)  Acquired in 2013  Est. 1935 J.Grady Randolph  Acquired in 2011  Est. 1938 E.W. Wylie  Acquired in 2013  Est. 1992 Central Oregon  Acquired in 2008  Est. 1979 Smokey Point Bulldog  Acquired in 2015  Est. 1959 Lone Star  Acquired in 2014  Est. 1988 Hornady  Acquired in 2015  Est. 1928 Boyd Bros. & WTI  Acquired in 2013  Est. 1956/1989 (1) See Appendix for a reconciliation of Adjusted EBITDA to net income (loss). (2) Daseke’s operations commenced January 1, 2009. (3) Represents midpoint of 2016E revenue and Adjusted EBITDA ranges of $650 - $660 million and $88 - $89 million, respectively. (2) (2) (3) (3)

14  Acquire “not for sale” carriers recognized as leaders in the open deck industry  Prior acquisitions at average multiple of 4.9x of TTM Adjusted EBITDA (1)  Freight management s ystem  Purchasing consolidation  Sales  Insurance  Accounting control  Capital expenditures  Financing  Collaboration  KPI a nalytics  Open deck  $40 - $200 million in revenues  Top tier safety scores  Cultural fit  Long - term customer relationships  Additive customer base  Experienced management teams looking to stay with operating company  Long - term proven track record of financial performance 1 Low Risk Consolidation Strategy Target Criteria Integration Opportunities High Growth, Pr oven Track Record of Acquisition & Integration (cont.)  Acquired in 2013  Est. 1935 J.Grady Randolph  Acquired in 2011  Est. 1938 E.W. Wylie  Acquired in 2013  Est. 1992 Central Oregon  Acquired in 2008  Est. 1979 Smokey Point Bulldog  Acquired in 2015  Est. 1959 Lone Star  Acquired in 2014  Est. 1988 Hornady  Acquired in 2015  Est. 1928 Boyd Bros. & WTI  Acquired in 2013  Est. 1956/1989 (1) This multiple has been calculated using the acquired companies’ Adjusted EBITDA for the trailing 12 months prior to Daseke’s acqui sit ion, excluding Smokey Point, for which Adjusted EBITDA with a sufficient level of reliability is not available for such period. Using Smokey Point’s Adju ste d EBITDA for the first year after its acquisition by Daseke for such calculation would have resulted in the same multiple of 4.9x.

15 Highly Accretive A cquisition Pipeline 2 $100 million Adjusted EBITDA would double the size of Daseke within 3 years  Total acquisition pipeline includes 24 companies under NDA ($ in millions) Actionable Acquisition Pipeline (1) New to Daseke Geography ● Midwest ● Northeast ● Canada / Northern U.S. End - Market ● Defense Unique Capabilities ● Industrial Warehousing ● Short Haul ● Lightweight Operations (1) Any acquisitions will be dependent on, among other things, due diligence results and Daseke may not complete any acquisitions in its pipeline. (2) Based on latest available financials for 12 - month period provided by potential acquisition targets. Target Revenue (2) Adjusted EBITDA (2) A $80 $11 B 60 5 C 38 2 D 75 18 E 95 13 F 75 7 G 80 20 H 50 7 I 90 17 Total $643 $100

16 Track Record of Organic G rowth P ost A cquisition Organic Growth within 24 M onths P ost Acquisition (1) 3 Adjusted EBITDA Growth (1) Represents simple average of Adjusted EBITDA growth achieved at the companies acquired by Daseke (other than Smokey Point, for which Adj ust ed EBITDA with a sufficient level of reliability is not available for the year prior to its acquisition by Daseke) based on the companies’ Adjusted EBITDA for the year prior to Daseke’s acquisiti on as compared to the companies’ Adjusted EBITDA for the second year following Daseke’s acquisition. Growth achieved at Hornady Transportation and Bulldog Hiway Express, which were acquired in 2015, were calculated based on projected Adjusted EBITDA for 2016. I ncluding Smokey Point’s Adjusted EBITDA growth from the first year after its acquisition by Daseke to the second year, the growth rate of the acquired companies’ Adjusted EBITDA would have been 21.5%.  Rate optimization  Customer extension across the platform  Consolidated purchasing  Sharing of best practices

17 64% 36% Revenue by Customer Top 10 customers • No single customer accounted for greater than 8% of total revenues • Approximately 95 % direct customer relationships • Top 10 customer relationships average over 20 years Blue Chip Customer Base 4 Top 10 Customers Customer Years of relationship 1 18 2 16 3 21 4 11 5 21 6 36 7 60 8 31 9 21 10 7 (Based on YTD through 9/30/16) (Based on YTD through 9/30/16)

18 Metals Heavy Equipment & Energy Building Materials Aircraft Parts Lumber Concrete Products Lumber Metals Heavy Equipment & Energy Other 23% 22% 17% 15% 9% 8% 4% 2% Well - Diversified End - Markets 5 PVC Products Other PVC Products Key Clients by End - Market Concrete Products Building Materials Aircraft Parts Revenue by End - Market (Based on YTD through 9/30/16)

6 Comprehensive North American Terminal Footprint





% of Miles Driven[1]
>1%
<5%
= Headquarters
= Terminal / Sales Office[3]

Pure Play Open Deck Infrastructure

- The Daseke Advantage: "A national footprint drives superior local execution"
- 9 open deck operations (and growing)
- ~247 million miles driven in 2015[2]
- 40+ terminals
- Servicing ~4,500 customers across U.S., Canada, and Mexico

(1) Daseke tractors do not go into Mexico, only trailers and freight. Tractors supplied by Mexican carrier partners.
(2) Reflects miles driven by company and owner-operator drivers and is pro forma for the acquisition of Bulldog Hiway Express and Hornady Transportation.
(3) Daseke locations may have more than one terminal or sales office per location.

19

HENNESSY DASEKE

20 34% 66% “Asset Right” Operating Model  Consistency in service levels  Control over equipment quality and availability  Higher margin business Asset – Light Advantages 7  Ability to expand capacity with minimal incremental investment  Lowers fixed costs and increases returns on invested capital  Increased flexibility in managing demand fluctuations  Ability to extend services to non - core lanes and geographies Current Mix Asset – Based Advantages Asset – Based Asset – Light Maximizes scale, growth, flexibility, and profitability Advantages of Daseke’s “Asset Right” Model (Based on YTD freight and brokerage revenue through 9/30/16)  Company Equipment  Brokerage  Owner Operator

21 Impact to Growth 2016 2017  Acquisitions Industry Capacity Industrial Production Fuel Surcharge New Government Regulations Collaboration & Best Practices Operating Synergies

22 10% 13% 10% 5% 7% 4% 6% 8% 10% 12% 14% 2013 2014 2015 2016E 2017E Net Capital Expenditures as % of Revenue $3 ($1) $30 $55 $50 $25 ($20) $0 $20 $40 $60 $80 2013 2014 2015 2016E 2017T Free Cash Flow Targeted Free Cash Flow $24 $70 $97 $89 $100 $40 12% 13% 14% 14% 14% 0% 4% 8% 12% 16% $0 $40 $80 $120 $160 2013 2014 2015 2016E 2017T Adj. EBITDA Targeted Adj. EBITDA Adj. EBITDA Margin $207 $543 $679 $655 $723 $256 $0 $200 $400 $600 $800 $1,000 2013 2014 2015 2016E 2017T Operating Revenue Targeted Revenue Adjusted EBITDA (5) Free Cash Flow (4)(5) Net Capital Expenditures as a % of Revenue Revenue Key Metrics & Financials Target $979 Target $140 ($ in millions) ($ in millions) ($ in millions) Target $75 (2) (1) Represents midpoint of 2016E revenue, Adjusted EBITDA, and Free Cash Flow ranges of $650 - $660 million, $88 - $89 million, and $53 – $56 million, respectively. (2) Targets based on annualized run rate, including planned 2017 acquisitions, which is also aligned with earnout target. (3) Represents midpoint of 2017E revenue, Adjusted EBITDA and Free Cash Flow ranges of $713 - $733 million, $95 - $104 million a nd $45 - $54 million, respectively. (4) Free Cash Flow defined as Adjusted EBITDA less net capital expenditures (capital expenditures less proceeds from equipment sales). (5) See Appendix for a reconciliation of Adjusted EBITDA and Free Cash Flow to net income (loss ). (6) Adjusted EBITDA Margin is expected to be 14% on a standalone basis (i.e., without giving effect to any planned acquisitions). (7) 2017 Net Capital Expenditures / Revenue is expected to be 7% on a standalone basis ( i.e., without giving effect to any planned acquisitions ). (3) (7) (6) (1) (1) (1) (3) (2) (3) (2) (3) (3)

23 Alignment of Management & Investors Daseke management expected to own ~50% of the combined company (1) Daseke management is not selling stock as a part of the transaction Daseke’s management team has been incentivized with an earnout structure to further align interests with stockholders Don Daseke has agreed to a 3 year lockup (2) (1) Does not give effect to the payout of 15 million potential earnout shares and assumes no exercise of outstanding warrants and redemptions of ~67% of outstanding HCAC public shares. (2) Mr. Daseke intends to donate shares to certain educational institutions or charitable organizations and accordingly 10% of Mr . D aseke’s shares will not be subject to the three - year lock - up but will instead be subject to a trailing 180 - day lock - up in the event of such donation.

24 Earnout Structure Annualized Stock Adjusted EBITDA Stock Price Year Award Target Target 2017 Up to 5 million shares $140 million $12.00 2018 Up to 5 million shares $170 million $14.00 2019 Up to 5 million shares $200 million $16.00 Earnout Details  Existing Daseke stockholders, including Daseke’s management team, will be eligible to receive up to 15 million shares of common stock based on the achievement of both (i) established Adjusted EBITDA targets and (ii) future share price targets Daseke and public stockholders will be fully aligned through a unique earnout structure focused on Adjusted EBITDA growth and share price performance (1) (1) Earnout begins at >90 % of target and increases pro rata up to the full 5 million shares at the target. For example, if $133 million annualized Adjusted EBITDA (giving effect to acquisitions during 2017) is achieved for fiscal year 2017, and the Stock Price Target is achieved during the year, 2.5 million shares would be issued in the earnout for 2017 . For purposes of the earnout , “ Annualized Adjusted EBITDA (giving effect to acquisitions)” is defined as consolidated net income (loss) of Daseke for the applicable year, plus consolidated net income of any business acquired by Daseke during such year for the period beginning on January 1 of such year and ending on the date of such acquisition, plus, in each c ase: ( i ) depreciation and amortization, ( ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income tax es, (iv) acquisition - related transaction expenses, (v) non - cash impairments , (vi) losses (gains) on sales of defective revenue equipment out of the normal replacement cycle, (vii) impairments related to defective revenue equipment sold out of the normal replacement cycle, (viii) expenses related to the merger and related transaction, (ix) non - cash stock and equity compensation ex pense, and (x ) costs paid or incurred in connection with being a public company. In addition, as a one - time only adjustment for purposes of calculating 2017 Adjusted EBITDA, up to $4.2 million of the 2017 equipment rental exp enses of one of the businesses acquired during 2017 will be added to net income (loss). (2) For any 20 trading days within any consecutive 30 trading day period during such fiscal year. (2)

25 8.5x 9.7x 7.4x 10.7x 9.3x 9.6x 13.1x 7.7x 3.0x 6.0x 9.0x 12.0x 15.0x HTLD KNX SWFT ECHO HUBG FWRD LSTR XPO 8.6x 10.3x 8.0x 12.4x 9.5x 10.7x 13.9x 8.4x 3.0x 6.0x 9.0x 12.0x 15.0x HTLD KNX SWFT ECHO HUBG FWRD LSTR XPO Public Company Valuation Benchmarking Mean: 10.1x Asset - Light: 34% Asset - Based: 66% “Asset Right” Mix Asset - Based Asset - Light EV / 2016E Adjusted EBITDA Mean: 9.0x Mean: 11.0x “Asset Right”: 9.7x (2) IPO Valuation: 7.9x (1) EV / 2017E Targeted Adjusted EBITDA Mean: 8.5x “Asset Right ” : 9.1x (2) IPO Valuation: 7.0x (1) Asset - Based Asset - Light (Based on Daseke YTD freight and brokerage revenue through 9/30/16) Public company valuations as of 12/21/2016 . Sources : SEC filings, Capital IQ. (1) Please reference Slide 4 for additional details. (2) “Asset Right” valuation based on weighted average of public company comparables employing 66% asset - based / 34 % asset - light proration.

26 2009 2013 2014 2015 Net income (loss) $ (381) $ (2,976) $ 1,300 $ 3,263 Depreciation and amortization 4,132 18,666 48,575 63,573 Interest income - (101) (73) (69) Interest expense 2,751 6,402 15,978 20,602 Provision for income taxes (47) 99 1,784 7,463 Acquisition-related transaction expenses - 1,815 944 1,192 Impairment of intermodal equipment - - 1,838 - Withdrawn initial public offering-related expenses - - - 1,280 Adjusted EBITDA $ 6,455 $ 23,905 $ 70,346 $ 97,304 Net capital expenditures 20,725 70,678 66,969 Free Cash Flow $ 3,180 $ (332) $ 30,335 Year Ended December 31, Adjusted EBITDA & Free Cash Flow Reconciliation Appendix: Reconciliation of Net Income to Adjusted EBITDA and Free Cash Flow ($ in thousands)

27 Appendix: Indicative Senior Debt Term Sheet Base Facility: • $250 million term loan funded at close and $70 million ABL revolver (undrawn at close) (1) Acquisition Facilities: • $100 million delayed draw term loan (2) • Unlimited accordion facility subject to 3.5x pro forma leverage (0.75x Free and Clear Basket) Interest rate: • L + 500 bps (LIBOR floor of 1.00%) Tenor: • 7 years Assumed corporate credit ratings: • B+ / B1 Amortization: • Scheduled amortization of 1% per annum, balance due at maturity Call protection: • 101 soft call repricing protection for 6 months Covenants: • Net leverage with a 25 – 30% cushion to plan (1) Subject to its own terms that are not presented on this page. (2) The ticking fees on the delayed draw term loan for 30, 31 - 60, and 61 or more days are zero, half the spread, and the full sp read and floor, respectively.